UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2021
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 18, 2021, Evoqua Water Technologies Corp. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing the election of Sherrese Clarke Soares to the Board of Directors of the Company (the “Board”), effective August 16, 2021. At the time of filing the Initial 8-K, the Board had not made a final determination regarding the committee(s) of the Board, if any, to which Ms. Clarke Soares would be appointed. This Amendment No. 1 to the Initial 8-K is being filed solely to supplement Item 5.02 of the Initial 8-K to disclose the appointment of Ms. Clarke Soares to the Audit Committee of the Board. This Amendment No. 1 does not otherwise amend, update or change any disclosure included in the Initial 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, the Board appointed Sherrese Clarke Soares to the Audit Committee of the Board, effective immediately.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 6, 2021		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer